EXHIBIT 99.1

FOR IMMEDIATE RELEASE                  CONTACT:   Mark Kimball (763) 551-7070
                                                  Select Comfort Corporation
                                                  mark.kimball@selectcomfort.com


                  SELECT COMFORT REPORTS THIRD QUARTER RESULTS,
                      NINTH CONSECUTIVE PROFITABLE QUARTER
  COMPANY ANNOUNCES STRONG EARNINGS AND OFFERS FOURTH QUARTER AND 2004 GUIDANCE

MINNEAPOLIS, MINN. (October 14, 2003) - Select Comfort Corporation (NASDAQ:
SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced results for the third quarter ended September 27, 2003. The company reported its ninth consecutive quarterly profit with net income of $7.2 million, or $0.18 per diluted share, compared to pro forma, diluted net income per share of $0.10 in the third quarter of 2002. Third quarter 2003 net sales were $117.4 million, 38 percent higher than third quarter 2002 net sales of $85.1 million.

     A comparison of key operating results for the third quarters and first nine months of 2003 and 2002 are as follows (in millions, except per-share amounts):

                                                         Q3                   Nine Months
                                                         --                   -----------
                                                  2003        2002         2003         2002
                                                  ----        ----         -----        ----

Net sales                                       $117.4      $ 85.1        $321.4      $243.5
Operating margin                                  9.8%        6.9%          8.0%        5.0%
Net income                                      $  7.2      $ 23.6        $ 16.1      $ 29.4
  Pro forma, after-tax net income               $  7.2      $  3.5        $ 16.1      $  6.9
Earnings per diluted share                      $ 0.18      $ 0.69        $ 0.42      $ 0.88
  Pro forma earnings per diluted share          $ 0.18      $ 0.10        $ 0.42      $ 0.22
Same store sales growth                          + 32%       + 32%         + 32%       + 23%

PRO FORMA NET INCOME RECONCILIATION CAN BE FOUND AT THE END OF THIS RELEASE.

     "We experienced our company's best-ever sales and operating income in the third quarter," said Bill McLaughlin, president and chief executive officer. "We have solid momentum heading into fourth quarter, our strongest of the year. Looking ahead to 2004, we remain confident in our company's ability to sustain momentum and growth as increasingly more consumers discover the benefits of a better night's sleep on a Sleep Number bed."

The company's third quarter highlights included:
o Increased national and local media spending by 57 percent compared to third quarter 2002.

o Opened 12 new stores, including the September opening in Minneapolis of the company's first store in a retail lifestyle center.
o Established a stronger presence in the Boston area with four new stores and the successful local boost of the company's Sleep Number(R) advertising campaign.
o    Improved year-to-date operating margin from 5.0 percent to 8.0 percent.
o    Achieved double-digit sales growth for the seventh consecutive quarter.

                                                     3RD QUARTER
                                                     -----------
                                      % OF TOTAL SALES           2003 VS. 2002
                                      ----------------           -------------
       Retail Sales                         79%                       +39%
       Direct Marketing                     13%                       +24%
       E-Commerce                            4%                       +34%
       Wholesale and QVC                     4%                       +87%

     In fourth quarter, the company plans to:

     - Continue to increase advertising spending, with a planned fourth quarter increase of up to 75 percent vs. fourth quarter 2002, bringing 2003 total media investment to approximately $60 million.
     - Open three new stores and close three stores, ending the year with 343 stores.
     - Execute strong retail promotions to leverage peak holiday mall traffic.

     The company's earnings under Generally Accepted Accounting Principles
(GAAP) for third quarter and year-to-date 2003 are being compared to 2002 earnings on a pro forma, after-tax basis to improve comparability between the periods. GAAP required the company to increase its earnings in the third quarter of 2002 for the expected future benefits of deferred income tax assets, including the expected reduction of future income tax payments for the utilization of $29.0 million of net operating loss carryforwards. In the third quarter of 2002, pro forma, diluted net income per share was $0.10 and reported earnings per share under GAAP were $0.69. A full reconciliation of the company's pro forma, after-tax earnings for 2002 to treatment under GAAP can be found at the end of this release.

GUIDANCE
     Select Comfort's goal is to sustain annual sales growth rates in excess of 20 percent and earnings growth rates of 30 percent or more, reported McLaughlin. "To achieve this, we will even more aggressively support our growth strategies, strategically increasing advertising, product innovation and new store expansion, while continuing to maintain our financial discipline and build financial strength."

     As a result of recent sales trends, operating results and future expectations, the company is updating its guidance for fourth quarter 2003 and issuing guidance for 2004. Assuming no significant changes to company trends or the U.S. economic recovery, estimated performance ranges for fourth quarter, 2003 and 2004 are expected to be:

                                         4th Quarter             2003(1)                2004
                                         -----------             -------                ----
Net sales (millions)                    $125 -- $132        $446 -- $453        $535 -- $565
Earnings per diluted share            $0.22 -- $0.25      $0.64 -- $0.67      $0.84 -- $0.90

Same-store sales                      Approx. 28%(1)      Approx. 30%(1)      Approx. 20%(1)

Stores open at end of period                     343                 343           365 - 370

Estimated diluted shares
(millions)                                      40.5                39.3                41.5

(1) 2003 is a 53-week year. Same-store sales are presented on a 52-week equivalent basis.

Plans to sustain the company's growth in sales and earnings in 2004 include:

BUILD AWARENESS
     -    Increase media spending to $75-$85 million.
     - Expand local Sleep Number(R) advertising campaign from 21 to 34 markets - including several large metropolitan areas - covering 55 percent of the U.S. population.

EXPAND DISTRIBUTION
     - Open 25 to 30 new stores, raising the total number of stores from 321 to 365-370 from January 2003 to the end of 2004.
     -    Close up to five mall-based stores.
     - Continue growth of existing wholesale partners, while monitoring performance of Bed, Bath & Beyond stores.

PRODUCT INNOVATION
     -    Continue to improve core products and introduce new products.

     -    Test new sofa sleeper Sleep Number(R) bed technology.

STRENGTHEN FINANCIAL POSITION
     - Continue to strengthen balance sheet by leveraging fixed operating costs and improving operating margins.
     - Advance technology in retail stores and company headquarters to improve service.
     - Automate home delivery processes to improve speed and service and leverage costs.

MANAGEMENT SALE OF COMPANY STOCK
     The company also announced that president and chief executive officer Bill McLaughlin and other members of the senior management team intend to adopt Rule 10b5-1 sales plans under which such officers may begin to sell shares of the company's common stock. These sales are not expected to result in the disposition of more than 20 percent of the management team's total direct and indirect beneficially owned shares, including all stock options and restricted stock, over the next 12 months. Members of the management team may also sell additional shares, subject to compliance with the company's ownership guidelines, trading window restrictions and applicable federal and state securities laws.

     SEC Rule 10b5-1 allows officers and directors of publicly traded companies to establish predetermined written plans for trading specified amounts of shares over time. These plans may be established only when the officer or director is not in possession of any material, non-public information. The purpose of Rule 10b5-1 plans is to allow officers and directors to gradually diversify their investment portfolios over time, to minimize the market effect of stock sales by spreading them over an extended period of time, and to avoid concerns about officers potentially initiating stock transactions while in possession of material non-public information. Once a plan is established, the executive does not retain or exercise any discretion over sales of stock under the plan and the predetermined trades are executed by third-party brokers.

     Select Comfort will hold a conference call to discuss its third quarter results on October 14, 2003, at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 1:00 p.m. Central Time on October 14, 2003, through 5:00 p.m. Central Time on October 28, 2003. To access the replay, please call 402-530-8071 (U.S. and International). An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on October 14, 2003 at www.selectcomfort.com.

     Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer (1), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 345 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

                                      ###


     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, uncertainties arising from global events, consumer confidence, effectiveness of our advertising and promotional efforts, our ability to secure suitable retail locations, consumer acceptance of our products and product innovation, industry competition, warranty expenses, California wage and hour litigation, our dependence on significant suppliers, and the vulnerability of any suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1)  TOP 25 BEDDING RETAILERS, FURNITURE TODAY, MAY 26, 2003

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                ------------------------------  ------------------------------
                                                 SEPTEMBER 27,   SEPTEMBER 28,   SEPTEMBER 27,   SEPTEMBER 28,
                                                     2003            2002            2003            2002
                                                --------------  --------------  --------------  --------------
Net sales                                         $ 117,400        $ 85,056       $ 321,351        $ 243,532
Cost of sales                                        42,447          30,915         119,424           91,212
                                                --------------  --------------  --------------  --------------
   Gross profit                                      74,953          54,141         201,927          152,320
                                                --------------  --------------  --------------  --------------
Operating expenses:
   Sales and marketing                               53,279          39,199         148,480          115,581
   General and administrative                        10,144           9,085          27,654           24,320
   Store closings and asset impairments                   8              24              67              233
                                                --------------  --------------  --------------  --------------
       Total operating expenses                      63,431          48,308         176,201          140,134
                                                --------------  --------------  --------------  --------------
Operating income                                     11,522           5,833          25,726           12,186
                                                --------------  --------------  --------------  --------------
Other income (expense):
   Interest income                                      148             178             398              407
   Interest expense                                     (15)           (278)           (156)          (1,401)
   Other, net                                             2             (20)             26              (20)
                                                --------------  --------------  --------------  --------------
       Other income (expense), net                      135            (120)            268           (1,014)
                                                --------------  --------------  --------------  --------------
Income before income taxes                           11,657           5,713          25,994           11,172
Income tax (expense) benefit                         (4,430)         17,891          (9,878)          18,239
                                                --------------  --------------  --------------  --------------
Net income                                        $   7,227        $ 23,604       $  16,116        $  29,411
                                                ==============  ==============  ==============  ==============

Net income per share - basic                      $    0.22        $   0.80       $    0.50        $    1.30
                                                ==============  ==============  ==============  ==============
Weighted average shares - basic                      33,529          29,634          32,148           22,570
                                                ==============  ==============  ==============  ==============

Net income per share - diluted                    $    0.18        $   0.69       $    0.42        $    0.88
                                                ==============  ==============  ==============  ==============
Weighted average shares - diluted                    39,577          34,203          38,935           33,941
                                                ==============  ==============  ==============  ==============

RECONCILIATION OF EPS INFORMATION:
Net Income                                        $   7,227        $ 23,604       $  16,116        $  29,411
Add: Interest expense on convertible debt                 -               -              81              563
                                                --------------  --------------  --------------  --------------
Net income available to common shareholders       $   7,227        $ 23,604       $  16,197        $  29,974
                                                ==============  ==============  ==============  ==============

Weighted average shares outstanding                  33,529          29,634          32,148           22,570
Effect of dilutive securities:
   Options                                            3,001           1,743           2,693            1,654
   Warrants                                           3,047           2,826           3,733            2,765
   Convertible debt                                       -               -             361            6,952
                                                --------------  --------------  --------------  --------------
Dilutive weighted averages shares outstanding        39,577          34,203          38,935           33,941
                                                ==============  ==============  ==============  ==============

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    (UNAUDITED)
                                                                   SEPTEMBER 27,     DECEMBER 28,
                                                                        2003             2002
                                                                  --------------    --------------
                             ASSETS
Current assets:
  Cash and cash equivalents                                           $ 53,288          $ 27,176
  Marketable securities                                                 16,033            12,146
  Accounts receivable, net of allowance for doubtful
    accounts of $356 and $340, respectively                              6,202             3,270
  Inventories                                                           11,376             8,980
  Prepaid expenses                                                       4,988             5,467
  Deferred tax assets                                                    5,707            12,955
                                                                  --------------    --------------
        Total current assets                                            97,594            69,994

Marketable securities - non-current                                          -             1,502
Property and equipment, net                                             35,598            28,977
Deferred tax assets                                                      5,337             4,352
Other assets                                                             3,351             3,506
                                                                  --------------    --------------
        Total assets                                                  $141,880          $108,331
                                                                  ==============    ==============

              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                                $      -          $     11
    Accounts payable                                                    23,067            16,508
    Accruals:
      Sales returns                                                      4,145             3,181
      Compensation and benefits                                         13,842            13,666
      Taxes and withholding                                              4,776             2,779
      Consumer prepayments                                               6,302             1,964
      Warranty costs                                                     1,837             1,554
      Other                                                              5,258             3,566
                                                                  --------------    --------------
        Total current liabilities                                       59,227            43,229

Long-term debt, less current maturities                                      -             2,991
Accrued warranty costs                                                   2,755             3,626
Other liabilities                                                        4,338             3,970
                                                                  --------------    --------------
        Total liabilities                                               66,320            53,816
                                                                  --------------    --------------

Shareholders' equity:
  Undesignated preferred stock; 5,000,000 shares authorized,
    no shares issued and outstanding                                         -                 -
  Common stock, $.01 par value; 95,000,000 shares authorized,
    33,643,716 and 30,727,101 shares issued and outstanding,
    respectively                                                           336               307
  Additional paid-in capital                                            97,927            92,184
  Unearned compensation                                                   (843)                -
  Accumulated deficit                                                  (21,860)          (37,976)
                                                                  --------------    --------------
        Total shareholders' equity                                      75,560            54,515
                                                                  --------------    --------------
        Total liabilities and shareholders' equity                    $141,880          $108,331
                                                                  ==============    ==============

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                         NINE MONTHS ENDED
                                                                  --------------------------------
                                                                   SEPTEMBER 27,     SEPTEMBER 28,
                                                                       2003              2002
                                                                  --------------    --------------
Cash flows from operating activities:
   Net income                                                         $ 16,116          $ 29,411
   Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization                                       8,251             6,768
     Amortization of debt discount and deferred finance fees               130               543
     Non-cash compensation                                                  52                 -
     Loss on disposal of assets and impaired assets                         69               249
     Deferred tax assets                                                 6,263           (17,526)
     Change in operating assets and liabilities:
       Accounts receivable                                              (2,932)             (140)
       Inventories                                                      (2,396)           (1,077)
       Prepaid expenses                                                    479            (1,149)
       Other assets                                                        129             1,412
       Accounts payable                                                  6,559             4,689
       Accrued compensation and benefits                                   176             3,774
       Customer prepayments                                              4,338             2,570
       Other accruals and liabilities                                    4,433            (1,143)
                                                                  --------------    --------------
         Net cash provided by operating activities                      41,667            28,381
                                                                  --------------    --------------
Cash flows from investing activities:
   Purchases of property and equipment                                 (14,915)           (5,203)
   Investments in marketable securities                                (19,117)          (23,605)
   Proceeds from maturity of marketable securities                      16,732             8,047
                                                                  --------------    --------------
         Net cash used in investing activities                         (17,300)          (20,761)
                                                                  --------------    --------------
Cash flows from financing activities:
   Principal payments on debt                                              (11)              (22)
   Repurchase of common stock                                           (1,834)                -
   Proceeds from issuance of common stock                                3,590               427
                                                                  --------------    --------------
         Net cash provided by financing activities                       1,745               405
                                                                  --------------    --------------

Increase in cash and cash equivalents                                   26,112             8,025
Cash and cash equivalents, at beginning of period                       27,176            16,375
                                                                  --------------    --------------
Cash and cash equivalents, at end of period                           $ 53,288          $ 24,400
                                                                  ==============    ==============

               SELECT COMFORT PRO FORMA NET INCOME RECONCILIATION

     Reconciliation of the company's estimates of pro forma, after-tax net income, and pro forma earnings per diluted share under Generally Accepted Accounting Principles (GAAP) for the third and fourth quarters of 2002, nine months of 2002 and full-year 2002 are as follows:


                                                                                         NINE
                                                                                        MONTHS
                                                          THREE MONTHS ENDED             ENDED        FULL YEAR
                                                      ---------------------------    ------------    -----------
RECONCILIATION OF GAAP NET INCOME TO PRO FORMA
NET INCOME:                                             9/28/02        12/28/02         9/28/02        12/28/02
                                                      -----------    ------------    ------------    -----------

GAAP net income                                        $ 23,604         $ 7,711        $ 29,411        $ 37,122
Effect of:
   Income tax provision at 38% of income before tax      (2,171)         (3,256)         (4,245)         (7,501)
   Charges from early repayment of debt                       -             614               -             614
   Restoration of deferred tax asset and
     other income tax items                             (17,891)            243         (18,239)        (17,996)
                                                      -----------    ------------    ------------    -----------
Pro forma net income                                   $  3,542         $ 5,312        $  6,927        $ 12,239
                                                      ===========    ============    ============    ===========

                                                                                         NINE
                                                                                        MONTHS
                                                          THREE MONTHS ENDED             ENDED        FULL YEAR
                                                      ---------------------------    ------------    -----------
RECONCILIATION OF GAAP EARNINGS PER DILUTED
SHARE TO PRO FORMA EARNINGS PER DILUTED SHARE           9/28/02        12/28/02         9/28/02        12/28/02
                                                      -----------    ------------    ------------    -----------

GAAP diluted net income (loss) per share                 $ 0.69          $ 0.21          $ 0.88          $ 1.09
Effect of:
   Income tax provision at 38% of income before tax       (0.07)          (0.09)          (0.12)          (0.22)
   Charges from early repayment of debt                       -            0.02               -            0.02
   Restoration of deferred tax asset and
     other income tax items                               (0.52)           0.01           (0.54)          (0.52)
                                                      -----------    ------------    ------------    -----------
Pro forma diluted net income per share                   $ 0.10          $ 0.15          $ 0.22          $ 0.37
                                                      ===========    ============    ============    ===========